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                                                                  EXECUTION COPY

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                  COMMON SHARES

                           (par value $.01 per share)



                             UNDERWRITING AGREEMENT

                                                                   June 25, 2004

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

      St. Paul Fire and Marine Insurance Company, a Minnesota corporation ("Fire and Marine"), which is a wholly-owned subsidiary of The St. Paul Travelers Companies, Inc., a Minnesota corporation (formerly named The St. Paul Companies, Inc.) ("St. Paul") and a shareholder of Platinum Underwriters Holdings, Ltd., a Bermuda company (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") an aggregate of 6,000,000 Common Shares, par value $.01 per share, of the Company (the "Shares").


      The Company conducts its business through its wholly-owned direct or indirect operating subsidiaries, Platinum Underwriters Reinsurance, Inc., a Maryland corporation ("Platinum US"), Platinum Re (UK) Limited, a U.K. company ("Platinum UK"), and Platinum Underwriters Bermuda, Ltd., a Bermuda company ("Platinum Bermuda"). The Company owns Platinum US and Platinum UK through its wholly-owned intermediate subsidiary, Platinum Regency Holdings, an Irish company ("Platinum Ireland" and, together with Platinum UK and Platinum Bermuda, the "Non-U.S. Subsidiaries"). Platinum US is owned directly by Platinum Underwriters Finance, Inc., a Delaware corporation ("Platinum Finance"), which is a wholly-owned subsidiary of Platinum Ireland.

      1. The Company represents and warrants to, and agrees with, the Underwriter that:

      (a) A registration statement on Form S-3 as amended by any pre-effective amendments thereto on or before the date hereof (File No. 333-113823) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form,
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and other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the preliminary prospectus supplement, if any, heretofore filed with the Commission, together with any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and
(i) including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and
(ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; promptly after the execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement in accordance with Rule 424(b) under the Act and the Act and such final prospectus supplement in the form heretofore delivered to you, together with the final prospectus included in the Registration Statement, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"); any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement;

      (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission; each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this


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representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by St. Paul expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

      (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

      (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by St. Paul expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

      (e) None of the Company or any of its subsidiaries has sustained since the date of the last audited financial statements included, or incorporated by reference, in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or the capital or surplus or long-term debt of the Company (other than upon exercise of director or employee options in the ordinary course of business pursuant to an employee benefit plan of the Company currently in existence) or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;



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      (f) The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable (by and against the Company) sub-leases and assignments of leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the Company does not own any real property;

      (g) The Company has been duly incorporated and is validly existing as a company in good standing under the laws of Bermuda, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each subsidiary of the Company has been duly incorporated and is validly existing as a corporation or a company in good standing under the laws of its jurisdiction of organization, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

      (h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the Prospectus; all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except as described in the Prospectus under the captions "Related Party Transactions -- Transactions with St. Paul and Its Subsidiaries," "Related Party Transactions -- Transactions with RenaissanceRe and Its Subsidiaries" and "Description of Our Share Capital," the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares and no party has the right to require the Company to register securities; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Common Shares or any other class of capital stock of the Company (except upon the exercise of the purchase contracts forming a part of the Company's equity security units and as set forth in the Company's definitive proxy statement on Schedule 14A for the 2004 Annual General Meeting of Shareholders and in the Prospectus under the captions "Related Party Transactions -- Transactions with St. Paul and Its Subsidiaries," "Related Party Transactions -- Transactions with RenaissanceRe and Its Subsidiaries," and "Description of Our Share Capital"); there are no restrictions on subsequent transfers of the Shares under the laws of Bermuda or the United States (other than, pursuant to the securities laws of


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the United States, by affiliates of the Company and other than as described in the Prospectus under the caption "Description of Our Share Capital");

      (i) The sale of the Shares to be sold by Fire and Marine pursuant to and in the manner contemplated by this Agreement and the compliance by the Company with all of the provisions of this Agreement and the Jurisdiction Agreement, dated as of the date hereof (the "Jurisdiction Agreement"), among the Company, St. Paul, Fire and Marine, and the Underwriter, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under (i) the memorandum of association or bye-laws or other organizational document of the Company or any of its subsidiaries, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, other than, in the case of clause (ii) or (iii), such conflicts, breaches, violations, defaults and termination rights which (A) would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, (B) affect the due authorization and valid issuance of the Shares, or (C) would not adversely affect the consummation of the transactions contemplated hereunder;

      (j) Neither the Company nor any of its subsidiaries is in violation of its memorandum of association or bye-laws or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

      (k) The Company has all requisite corporate power and authority to enter into this Agreement and the Jurisdiction Agreement; and each of this Agreement and the Jurisdiction Agreement has been duly authorized, executed and delivered by the Company;

      (l) The statements set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 under the caption "Business -- Our Business -- Regulation," and in the Prospectus under the captions "Selling Shareholder," "Related Party Transactions," "General Description of the Offered Securities," "Description of Our Share Capital," "Certain Tax Considerations," and "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are true and complete in all material respects; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by St. Paul expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

      (m) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, or any of its subsidiaries is a party or of which any property of the Company, or any of its subsidiaries is the subject which, if determined adversely to the Company, or any of its subsidiaries, would individually or in the aggregate have a material adverse


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effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

      (n) There is no contract, document or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Act; each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement; each contract, document or other agreement set forth on Schedule I hereto (such listed contracts, documents and other agreements, collectively, the "Filed Agreements") to which the Company or a subsidiary of the Company is a party is in full force and effect and is valid and enforceable by and against the Company or such subsidiary, as the case may be, in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other laws now or hereafter in effect affecting creditors' rights generally, (ii) the enforceability thereof is subject to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law) and (iii) no representation or warranty is made with respect to the enforceability of indemnification and contribution provisions relating to violations under the Act contained in the Formation and Separation Agreement (as defined in Schedule I hereto), the Registration Rights Agreement (as defined in Schedule I hereto), and the Transfer Restrictions and Registration Rights Agreement (as defined in Schedule I hereto); neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any Filed Agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default;

      (o) Except as described in the Prospectus, no consent, approval, authorization, registration or qualification of or with any governmental agency or body or any court is required to be obtained or made by the Company or any of its subsidiaries for the sale of the Shares by Fire and Marine in the manner contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement and the Jurisdiction Agreement, except (i) the registration under the Act of the Shares, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities, Blue Sky or insurance securities laws in connection with the purchase and distribution of the Shares by the Underwriter, (iii) the filing of the Prospectus under the Bermuda Companies Act 1981 in connection with the sale of the Shares, (iv) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the Bermuda Monetary Authority, and (v) such consents, approvals, authorizations, registrations or qualifications the failure of which to obtain or make would not, individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, or affect the due authorization and valid issuance of the Shares;

      (p) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");



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      (q) Except as described in the Prospectus, each of the Company and its subsidiaries is duly licensed as an insurance holding company or as an insurer or reinsurer, as the case may be, under the insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, "Insurance Laws"), of each jurisdiction in which the conduct of its business as described in the Prospectus requires such licensing, except for such jurisdictions in which the failure of the Company and its subsidiaries to be so licensed would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholder's equity or results of operations of the Company and its subsidiaries, taken as a whole; each of the Company and its subsidiaries has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholder's equity or results of operations of the Company and its subsidiaries, taken as a whole; except as described in the Prospectus, each of the Company and its subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholder's equity or results of operations of the Company and its subsidiaries, taken as a whole; none of the Company or any of its subsidiaries has received any notification from any insurance regulatory authority or other governmental authority in the United States, Bermuda, Ireland, the United Kingdom or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or any of its subsidiaries; and no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of its subsidiaries;

      (r) The Company and its subsidiaries own or possess or are licensed to use, or will be able to acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, services marks and trade names that are necessary for the Company and its subsidiaries to conduct the business of reinsurance in the manner and to the extent described in the Prospectus, and none of the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except for those which, if determined adversely to the Company or any of its subsidiaries, would not have a material adverse effect on the consolidated financial position, shareholder's equity or results of operations of the Company and its subsidiaries, taken as a whole;

      (s) Each of the Company and its subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of the United States and the various states thereof, Bermuda, Ireland, the United Kingdom and each other jurisdiction applicable thereto, and has duly paid all taxes (including franchise taxes and


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similar fees) it is required to have paid under the applicable Insurance Laws of the United States and the various states thereof, Bermuda, Ireland, the United Kingdom and each other jurisdiction applicable thereto, except where the failure, individually or in the aggregate, to file such return, report, document or information or to pay such taxes would not have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and each of the Company and its subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of the United States and the various states thereof, Bermuda, Ireland, the United Kingdom and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

      (t) Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed, except where the failure to file such returns would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, and any material taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest;

      (u) The Company and Platinum Bermuda have received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect set forth in the Prospectus under the caption "Certain Tax Considerations -- Taxation of the Company, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland -- Bermuda," and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government;

      (v) The Company and its subsidiaries have not taken, and have no plan or intention to take, directly or indirectly, any action that would or would be reasonably expected to cause or result in (i) the Company and/or any Non-U.S. Subsidiary being treated as engaged in a trade or business within the United States for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the Company and/or any Non-U.S. Subsidiary being treated as a passive foreign investment company within the meaning of section 1297 of the Code, (iii) the Company and/or any Non-U.S. Subsidiary being treated as a controlled foreign corporation within the meaning of section 957 of the Code or
(iv) any shareholder of the Company having "related party insurance income" inclusions for U.S. federal income tax purposes as a result of being a shareholder of the Company;

      (w) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to Bermuda or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by Fire and Marine of the Shares in the manner contemplated by this Agreement to the Underwriter or the sale and delivery outside Bermuda by the Underwriter of the Shares to the initial purchasers thereof; and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda


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government authority is payable in connection with the execution, delivery, filing, registration or performance of this Agreement;

      (x) There are no currency exchange control laws or withholding taxes, in each case of Bermuda, the United Kingdom or Ireland (or any political subdivision or taxing authority thereof), that would be applicable to the payment of dividends (i) on the Shares by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (ii) by any of the Company's subsidiaries to the Company. The Bermuda Monetary Authority has designated the Company and Platinum Bermuda as nonresident for exchange control purposes and has granted permission for transfer of the Shares (including permission for the issue or transfer of up to 20% of the Company's shares in issue from time to time to persons resident in Bermuda for exchange control purposes). Such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission. The Company and Platinum Bermuda are "exempted companies" under Bermuda law and have not (i) acquired and do not hold any land in Bermuda, other than that held by way of lease or tenancy for terms of not more than 21 years, without the express authorization of the Bermuda legislature, (ii) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (iii) acquired any bonds or debentures secured by any land in Bermuda (other than certain types of Bermuda government securities), or (iv) conducted their business in a manner that is prohibited for "exempted companies" under Bermuda law. Neither the Company nor Platinum Bermuda has received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as nonresident for exchange control purposes, its permission to issue and transfer the Shares, or its status as an "exempted company";

      (y) Under the Jurisdiction Agreement, the Company has validly and irrevocably submitted to the non-exclusive jurisdiction of any United States Federal or State court in the Borough of Manhattan, the City of New York, State of New York (a "New York Court") with respect to suits, actions or proceedings brought by the Underwriter or by any person who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against the Company arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Shares, and has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any New York Court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any New York Court has been brought in an inconvenient forum; and, under the Jurisdiction Agreement, the Company has duly and irrevocably appointed CT Corporation System as its agent to receive service of process with respect to actions arising out of or in connection with any such suit, action or proceeding, and service of process on CT Corporation System effected in the manner set forth in the Jurisdiction Agreement will be effective under the laws of Bermuda to confer personal jurisdiction over the Company;

      (z) The Company has not taken, directly or indirectly, any action that has constituted or that was designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;



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      (aa) The financial statements included or incorporated by reference in the
Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries on a consolidated basis as of the dates indicated and the results of operations, stockholders' equity and cash flows of the Company and its subsidiaries on a combined basis for the periods indicated; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved; the financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; the selected financial data included or incorporated by reference in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included or incorporated by reference in the Registration Statement, as the case may be; no other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus;

      (bb) The combined statements of underwriting results and identifiable underwriting cash flows of St. Paul's Reinsurance Underwriting Segment ("Predecessor") incorporated by reference in the Prospectus and the Registration Statement (i) present fairly in all material respects the underwriting results and identifiable underwriting cash flows of Predecessor for the period from January 1, 2002 through November 1, 2002 and for the year ended December 31, 2001; (ii) comply as to form in all material respects with the applicable accounting requirements of the Act; and (iii) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

      (cc) The selected financial information with respect to the results of operations of Predecessor for the period ended November 1, 2002 and for each of the years ended December 31, 2001, 2000 and 1999 included in the Prospectus (i) present fairly in all material respects the financial position and results of operations of Predecessor for the period ended November 1, 2002 and for each of the years ended December 31, 2001, 2000 and 1999; and (ii) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

      (dd) KPMG, LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

      (ee) No relationship, direct or indirect, exists between or among any of the Company or, to the knowledge of the Company, any affiliate (as such term is defined in Rule 405 under the Act) of the Company on the one hand, and any former or current director, officer, stockholder, broker, customer or supplier of any of them, on the other hand, which is required by the Act or the rules and regulations thereunder to be described in the Registration Statement or the Prospectus which is not so described or is not described as required;

      (ff) The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in
accordance with management's authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) material information relating to the Company and its consolidated subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and
(vi) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company's ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company's independent auditors and the audit committee of the Company's board of directors;

      (gg) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure; and

      (hh) There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an "Off Balance Sheet Transaction") that could reasonably be expected to affect materially the Company's liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission's Statement about Management's Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

      2. St. Paul represents and warrants to, and agrees with, the Underwriter and the Company that:

      (a) St. Paul has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with all requisite corporate power and authority to enter into this Agreement and the Jurisdiction Agreement and to consummate the transactions contemplated herein and therein;

      (b) Each of this Agreement and the Jurisdiction Agreement has been duly authorized, executed and delivered by each of St. Paul and Fire and Marine;

      (c) Fire and Marine is a direct or indirect wholly-owned subsidiary of St. Paul and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with all requisite corporate power and authority to enter into this Agreement and the Jurisdiction Agreement and to consummate the transactions contemplated herein and therein;

      (d) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the execution and delivery by each of St. Paul and Fire and Marine of this Agreement and the Jurisdiction Agreement, or for the sale and delivery of the Shares to be sold by Fire and Marine; and each of St. Paul and Fire and Marine has full right, power and authority to enter into this Agreement and the Jurisdiction Agreement and Fire and Marine has full right, power and authority to sell, transfer and deliver the Shares to be sold by Fire and Marine hereunder;

      (e) The sale of the Shares to be sold by Fire and Marine hereunder and the compliance by each of St. Paul and Fire and Marine with all of the provisions of each of this Agreement and the Jurisdiction Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under (i) the certificate of incorporation or bylaws of St. Paul or Fire and Marine, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which St. Paul or Fire and Marine is a party or by which St. Paul or Fire and Marine is bound or to which any of the properties or assets of St. Paul or Fire and Marine is subject, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over St. Paul or Fire and Marine or any of their respective properties, other than, in the case of clause (ii) or (iii), such conflicts, breaches, violations, defaults and termination rights which (A) would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of St. Paul and its subsidiaries, taken as a whole, or Fire and Marine and its subsidiaries, taken as a whole, (B) would not affect the due authorization and valid issuance of the Shares or (C) would not adversely affect the consummation of the transactions contemplated hereunder;

      (f) Under the Jurisdiction Agreement, each of St. Paul and Fire and Marine has validly and irrevocably submitted to the non-exclusive jurisdiction of any New York Court with respect to suits, actions or proceedings brought by the Underwriter or by any person who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against St. Paul or Fire and Marine arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Shares, and has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any New York Court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any New York Court has been brought in an inconvenient forum; and, under the Jurisdiction Agreement, each of St. Paul and Fire and Marine has duly and irrevocably appointed CT Corporation System as its agent to receive service of process with respect to actions arising out of or in connection with any such suit, action or proceeding, and service of process on CT Corporation System effected in the manner set forth in the Jurisdiction Agreement will be effective under the laws of Minnesota to confer personal jurisdiction over St. Paul and Fire and Marine;

      (g) Fire and Marine has valid title to the Shares to be sold hereunder, and immediately prior to the Time of Delivery (as defined in Section 5 hereof), Fire and Marine will have valid title to the Shares to be sold by Fire and Marine hereunder, free and clear of all liens, encumbrances, equities or claims; upon delivery of such Shares and payment therefor pursuant hereto, and assuming the Underwriter purchases such Shares in accordance with the terms and conditions of this

Agreement, valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter; and St. Paul will take all action necessary to cause Fire and Marine to transfer and deliver the Shares to the Underwriter pursuant to the terms and conditions hereof;

      (h) Each of St. Paul and Fire and Marine has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

      (i) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by St. Paul expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

      (j) Fire and Marine will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

      (k) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of St. Paul, threatened against St. Paul or Fire and Marine, or any injunction, restraining order or order of any nature by a court of competent jurisdiction, arising out of or in connection with the consummation of the transactions contemplated by this Agreement;

      (l) St. Paul is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act;

      (m) The combined statements of underwriting results and identifiable underwriting cash flows of Predecessor incorporated by reference in the Prospectus and the Registration Statement (i) present fairly in all material respects the underwriting results and identifiable underwriting cash flows of Predecessor for the periods indicated, (ii) comply as to form in all material respects with the applicable accounting requirements of the Act and (iii) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

      (n) The selected financial information with respect to the results of operations of Predecessor for the period ended November 1, 2002 and for each of the years ended December 31, 2001, 2000 and 1999 included in the Prospectus (i) present fairly in all material respects the financial position and results of operations of Predecessor for the period ended November 1, 2002 and for each of the years ended December 31, 2001, 2000 and 1999; and (ii) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and

      (o) KMPG, LLP, who have certified certain financial statements of St. Paul and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

      3. Subject to the terms and conditions herein set forth, Fire and Marine agrees to sell to the Underwriter, and the Underwriter agrees to purchase from Fire and Marine, at a purchase price per share of $29.555, the Shares.

      4. (a) Upon the authorization by you of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

      (b) The Underwriter agrees that it will not offer, sell or deliver any of the Shares in any jurisdiction outside the United States except under circumstances that will result in compliance by the Company and the Underwriter with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Shares in such jurisdictions. The Underwriter understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. The Underwriter agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except at its own expense.

      (c) The Underwriter represents, warrants and agrees that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing of the offering of the Common Shares, will not offer or sell any Common Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Common Shares in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Common Shares in, from or otherwise involving the United Kingdom.

      5. (a) The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours' prior notice to St. Paul and the Company, shall be delivered by or on behalf of St. Paul to the Underwriter, through the facilities of The Depository Trust Company ("DTC"), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by St. Paul to the Underwriter at least forty-eight hours in advance. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 30, 2004 or such other time and date as the Underwriter and St. Paul and the Company may agree upon in writing. Such time and date for delivery of the Shares is herein called the "Time of Delivery".

      (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 9 hereof, will be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza, New York, New York 10004 (the "Closing Location"), at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      6. The Company agrees with the Underwriter:

      (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

      (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply in all material respects with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or become subject to taxation in any jurisdiction;

      (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

      (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

      (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Shares or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities (other than securities issued pursuant to any director or employee stock option or benefit plans existing on, or upon the exercise, conversion or exchange of convertible or exchangeable securities or options outstanding as of the date of this Agreement or upon the exercise of the purchase contracts forming a part of the Company's equity security units outstanding as of the date of this Agreement), or to file any registration statement with the Commission under the Act relating to any such securities, without the prior written consent of the Underwriter;

      (f) To make available to its shareholders all information as required by the Exchange Act;

      (g) If not otherwise available on the Commission's Electronic Data Gathering, Analysis and Retrieval System or similar system, during a period of five years from the effective date of the Registration Statement, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

      (h) If not otherwise available on the Commission's Electronic Data Gathering, Analysis and Retrieval System or similar system, during a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional non-confidential information that is available without undue expense concerning the business and financial condition of the Company as you may from time to time reasonably request in writing (such financial statements to be prepared on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that the Company shall not be required to deliver any information that would cause the Company to make a filing under Regulation FD as promulgated under the Exchange Act;

      (i) To use its best efforts to maintain the listing of the Shares on the New York Stock Exchange (the "Exchange"); and

      (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

      7. Each of St. Paul and Fire and Marine agrees with the Underwriter that, during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, it will not, and it will cause its direct and indirect subsidiaries not to, offer, sell, contract to sell or otherwise dispose of (any of such actions, a "Transfer") any Common Shares or any securities of the Company that are substantially similar to the Common Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, without the prior written consent of the Underwriter, provided, however, that the restrictions of this Section 7 shall not prohibit (i) any of St. Paul, Fire and Marine and their respective direct or indirect subsidiaries from Transferring Common Shares or any such substantially similar securities to each other, or (ii) Nuveen Investments, Inc., a Delaware corporation and a majority-owned subsidiary of St. Paul ("Nuveen"), or any of Nuveen's direct or indirect subsidiaries which are broker-dealers registered with the Commission under Section 15(b) of the Exchange Act or investment advisers registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended, whose activities in the ordinary course of business include the purchase and sale of securities in the secondary market, from the ordinary course Transfer of the Common Shares or any such substantially similar securities that they acquire on behalf of their investment advisory clients in the secondary market.

      8. The Company, St. Paul and Fire and Marine covenant and agree with the Underwriter that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers;
(ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;
(iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriter in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost and charges of any transfer agent or registrar; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section and (b) St. Paul will pay or cause to be paid the fees and disbursements of its own counsel, if any, and Fire and Marine will pay or cause to be paid all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of the Shares the Underwriter hereunder. It is understood, however, that, except as provided in this Section, and Sections 10 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

      9. The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company, St. Paul, and Fire and Marine herein are, at and as of the Time of Delivery, true and correct, the condition that the Company, St. Paul and Fire and Marine shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

      (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

      (b) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated the Time of Delivery in a form or forms acceptable to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to render such opinion or opinions;

      (c) Dewey Ballantine LLP, counsel for the Company, shall have furnished to you their written opinion or opinions (a draft of such opinion or opinions are attached as Annex II(a) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) Assuming each of this Agreement and the Jurisdiction Agreement has been duly authorized, executed and delivered by the Company under Bermuda law, each of this Agreement and the Jurisdiction Agreement has been duly delivered by the Company under New York law.

            (ii) Based solely on such counsel's review of the Certificate of Good Standing of Platinum US issued by the State of Maryland, dated a date which is not more than ten days before the date of such counsel's opinion (with a telephonic confirmation dated the date of such counsel's opinion), Platinum US has been duly incorporated and is an existing corporation in good standing under the laws of the State of Maryland, with corporate power and authority to conduct its business as described in the Prospectus.

            (iii) Platinum Finance has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to conduct its business as described in the Prospectus; all of the outstanding shares of Platinum Finance's common stock have been duly authorized and validly issued and are fully paid and non-assessable and are registered in the name of the Company.

            (iv) To such counsel's knowledge, the only agreements in which the Company has agreed to register any securities are the Registration Rights Agreement (as defined in Schedule I hereto) and the Transfer Restrictions, Registration Rights and Standstill Agreement (as defined in Schedule I hereto).

            (v) Assuming that each of the Filed Agreements that is governed by New York law and to which the Company is a party has been duly authorized, executed and delivered by the Company under Bermuda law and is binding on the other party or parties thereto, each of such agreements has been duly delivered by the Company under New York law and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (other than the indemnities provided for in the Registration Rights Agreement (as defined in Schedule I hereto) and the Transfer Restrictions, Registration Rights and Standstill Agreement (as defined in Schedule I hereto)).

            (vi) Assuming that each of the Filed Agreements that is governed by New York law and to which Platinum US is a party has been duly authorized, executed and delivered by Platinum US under Maryland law and is binding on the other party or parties thereto, each of such Filed Agreements constitutes a valid and legally binding obligation of Platinum US enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, except that such counsel need not express any opinion as to the enforceability of any leases, sub-leases or assignments of leases or other agreements relating to real property constituting a Filed Agreement.

            (vii) No consent, approval, authorization or order of, or qualification with, any United States federal or New York State governmental body or agency is required for the sale of the Shares, except such as may be required by the Act and the securities or Blue Sky laws of the State of New York.

            (viii) The sale by Fire and Marine of the Shares pursuant to and in the manner contemplated by the Underwriting Agreement and the performance by the Company of its obligations under the Underwriting Agreement will not (i) result in a default under or a breach of any of the Filed Agreements that is governed by New York law and to which the Company or any subsidiary is a party, or (ii) violate any Federal law of the United States or law of the State of New York applicable to the Company; provided, however, that for purposes of this paragraph (viii), such counsel need not express any opinion with respect to Federal or state securities laws, other antifraud laws or fraudulent transfer laws; and provided, further, that insofar as performance by the Company of its obligations under such agreements is concerned, such counsel need not express any opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

            (ix) Assuming that the Jurisdiction Agreement has been duly authorized, executed and delivered by the Company under Bermuda law and is binding on the other party or parties thereto and assuming that the Jurisdiction Agreement is not terminated, amended or modified in any way, under the laws of the State of New York relating to submission to jurisdiction, pursuant to the Jurisdiction Agreement, (A) the Company has validly and irrevocably submitted to the non-exclusive jurisdiction of any New York Court, and has validly and irrevocably waived, to the fullest extent that it may effectively do so, any objection to the venue of a proceeding in any such court, and (B) the Company has validly appointed CT Corporation System as its authorized agent for the purpose and to the extent described in the Jurisdiction Agreement, and service of process effected on such agent in the manner set forth therein will be effective to confer valid personal jurisdiction over the Company, assuming, in each of clauses (A) and (B), (1) the validity of such actions under Bermuda law and (2) the due authorization, execution and delivery of this Agreement by the Underwriter.

            (x) The Company is not required to register as an "investment company" under the Investment Company Act and the rules and regulations promulgated thereunder.

            (xi) The statements set forth in the Prospectus under the captions "Related Party Transactions," "Certain Tax Considerations--Taxation of the Company, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland--United States Federal Income Taxation," "Certain Tax Considerations--Taxation of Shareholders--United States Taxation of U.S. and Non-U.S. Shareholders" and "Underwriting" insofar as they purport to describe the provisions of the laws and documents referred to therein, are true and complete in all material respects.

            Such counsel shall also furnish to you its written opinion that the Registration Statement, as of its effective date, the Prospectus, as of the date of the Prospectus, and each of the documents incorporated therein by reference which were filed under the Exchange Act, as of their respective dates (in each case, other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion), appeared on their face to be appropriately responsive in all material respects to the requirements of the Act or the Exchange Act, as applicable and the applicable rules and regulations of the Commission thereunder. Further, nothing came to such counsel's attention in the course of its review that has caused such counsel to believe that the Registration Statement, as of its effective date (other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that any of the Prospectus, as of the date of the Prospectus, and the documents incorporated therein by reference which were filed under the Exchange Act, as of their respective dates (in each case, other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing has come to such counsel's attention that has caused such counsel to believe that the Prospectus, as of the date and time of delivery of such counsel's written opinion (other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Furthermore, such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus, which are not filed or incorporated by reference or described as required. Such counsel shall state that they do not assume any responsibility for the accuracy or completeness of the statements contained in the Registration Statement, the Prospectus or in any of the documents incorporated therein by reference which were filed under the Exchange Act, except for those made under the captions "Related Party Transactions," "Certain Tax Considerations--Taxation of the Company, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland--United States Federal Income Taxation," "Certain Tax Considerations--Taxation of
      Shareholders--United States Taxation of U.S. and Non-U.S.
      Shareholders" and "Underwriting" in the Prospectus insofar as they relate to provisions of documents or of United States Federal tax law therein described.

            Such counsel may state that its opinions are solely for the benefit of the Underwriter and may not be relied upon by any other person.

      (d) Conyers, Dill & Pearman, outside Bermuda counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) Each of the Company and Platinum Bermuda is a limited liability company duly incorporated and existing under the laws of Bermuda in good standing ("good standing" meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

            (ii) Each of the Company and Platinum Bermuda has the power and capacity to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated.

            (iii) The Company has the necessary corporate power and authority, pursuant to its Memorandum of Association, to carry on its business as described in the Prospectus. Platinum Bermuda has the necessary corporate power and authority, pursuant to its Memorandum of Association, to carry on its business as described in the Prospectus, including its insurance and reinsurance business as described in the Prospectus, and is registered as a Class 4 insurer under the Insurance Act 1978 effective June 6, 2002 and is authorized to carry on business in that capacity as described in the Prospectus subject to the provisions of the Insurance Act 1978 and the regulations promulgated thereunder, and the conditions set out in Schedule I to the Certificate of Registration, issued by the Bermuda Monetary Authority to Platinum Bermuda, dated June 6, 2002. No further approvals of the insurance regulatory, governmental or administrative body or authority of Bermuda are required for the conduct of such business by each of the Company and Platinum Bermuda respectively.

            (iv) The Company has the necessary corporate power and authority to enter into and perform its obligations under this Agreement and the Jurisdiction Agreement. The execution and delivery of this Agreement and the Jurisdiction Agreement by the Company and the performance by the Company of its obligations thereunder including, but not limited to, the performance of the transactions contemplated by the Prospectus, will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

            (v) The Company has taken all corporate action required to authorize its execution, delivery and performance of this Agreement and the Jurisdiction Agreement. This Agreement and the Jurisdiction Agreement have been duly executed and delivered by or on behalf of the Company and constitute the valid, binding and enforceable obligation of the Company in accordance with the terms thereof.

            (vi) The Company has taken all corporate action required to duly authorize its execution and delivery to the Commission of the Registration Statement.

            (vii) No order, consent, approval, license, authorization or validation of, registration with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of this Agreement or the Jurisdiction Agreement, except such as have been duly obtained in accordance with Bermuda law.

            (viii) No order, consent, approval, license, authorization or validation of, registration with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the sale of the Shares by Fire and Marine, except such as have been duly obtained in accordance with Bermuda law.

            (ix) It is not necessary or desirable to ensure the enforceability in Bermuda of this Agreement or the Jurisdiction Agreement that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.

            (x) Based solely on such counsel's review of a certified copy of the Company's Memorandum of Association, the Company has an authorized share capitalization as described in the Prospectus. Based solely on such counsel's review of a certified copy of the Register of Members of the Company prepared by the branch registrar of the Company (the "Register of Members"), dated as of the date set forth in such counsel's opinion, all of the issued share capital of the Company at the date of the Register of Members, including the Shares, are duly authorized and validly issued, fully paid and nonassessable ("nonassessable" meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

            (xi) Based solely on such counsel's review of the bye-laws of the Company and the Register of Members, and subject to the disclosure in the Company's definitive proxy statement on Schedule 14A for the 2004 Annual Meeting of Shareholders and in the Prospectus under the captions "Related Party Transactions -- Transactions with St. Paul and Its Subsidiaries, "Related Party Transactions -- Transactions with RenaissanceRe and Its Subsidiaries," "Description of Our Share Capital" and "Underwriting," (such counsel shall not have independently verified the facts presented in such disclosures) the Company has no (i) outstanding securities or other obligations convertible into or exchangeable or exercisable for shares in the authorized share capital of the Company, or (ii) outstanding rights to subscribe for or purchase, or options for the purchase of, or agreement providing for the issuance (contingent or otherwise) of, or calls, commitments or claims of any character relating to, any shares in the authorized share capital of the Company, or (iii) securities convertible into or exchangeable or exercisable for any shares in the authorized share capital of the Company, or (iv) obligation (in the nature of the existence of a pre-emptive or similar right) to offer the shares in the authorized share capital of the Company to any shareholder of the Company prior to the sale of the Shares.

            (xii) Subject to the requirement that the Shares are listed on the Exchange or on another appointed stock exchange (as defined in section 2(1) of the Companies Act 1981), the Company has received permission under the Exchange Control Act 1972 (and Regulations made thereunder) from the Bermuda Monetary Authority for: (i) the issue and subsequent free transferability of the Company's shares, up to the amount of its authorized capital from time to time, to and among persons non-resident of Bermuda for exchange control purposes; (ii) the issue and subsequent free transferability of up to 20% of the Company's shares in issue from time to time to persons resident in Bermuda for exchange control purposes; and
      (iii) the issue of options, warrants, depository receipts, rights, loan notes and other securities of the Company and the subsequent free transferability thereof.

            (xiii) The Shares conform to the description of the Company's Common Shares found in the Prospectus under the caption "Description of Our Share Capital."

            (xiv) The sale of the Shares by Fire and Marine pursuant to this Agreement will not constitute unlawful financial assistance by the Company under Bermuda law.

            (xv) Based solely on such counsel's review of a certified copy of the Register of Members of Platinum Bermuda dated as of the date set forth in such opinion, all of the issued common shares of Platinum Bermuda have been duly authorized and validly issued, fully paid and non-assessable (as such term is defined above) and are registered in the name of the Company.

            (xvi) Neither this Agreement nor the Jurisdiction Agreement will be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of this Agreement or the Jurisdiction Agreement or the delivery of the Shares by Fire and Marine to the Underwriter pursuant to this Agreement.

            (xvii) Under current Bermuda law there is no Bermuda income tax, withholding tax, capital gains tax, capital transfer tax, estate or inheritance tax, payable by investors who are not resident in Bermuda (or are deemed not to be resident in Bermuda for Bermuda exchange purposes).

            (xviii) The Company and Platinum Bermuda have received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that in the event Bermuda enacts any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then such tax will not apply to the Company and Platinum Bermuda or to any of their operations or their shares, debentures or other obligations, until March 28, 2016. This assurance will not prevent the application of any tax or duty on persons ordinarily resident in Bermuda or the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to any property leased to the Company or Platinum Bermuda.

            (xix) The statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition, Liquidity and Capital Resources -- Liquidity Requirements" and "Business -- Our Business -- Regulation -- Bermuda," and in the Prospectus under the captions "Description of Our Share Capital," "Certain Tax Considerations -- Taxation of the Company, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland -- Bermuda" and "Certain Tax Considerations -- Taxation of Shareholders -- Bermuda Taxation," to the extent that they constitute statements of Bermuda law, are accurate in all material respects.

            (xx) The Company can sue and be sued in its own name under the laws of Bermuda.

            (xxi) The choice of New York law as the governing law of this Agreement and the Jurisdiction Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Jurisdiction Agreement to the non-exclusive jurisdiction of the New York Courts (as defined in the Jurisdiction Agreement) is valid and binding upon the Company.

            (xxii) The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam, obtained in the New York Courts against the Company based upon this Agreement and the Jurisdiction Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance in seeking validation of such judgment with the correct procedures under the laws of Bermuda.

            (xxiii) Under Section 16 of the Companies Act 1981, the bye-laws of the Company shall bind the Company and the members of the Company to the same extent as if such bye-laws had been signed and sealed by each such member, and contain covenants on the part of each such member to observe all the provisions of the bye-laws of the Company, except, as provided in
      Section 17 of the Companies Act 1981, no member of the Company shall be bound by an alteration made in the bye-laws after the date on which he became a member, if and so far as the alteration requires him to take or subscribe for more shares than the number held by him at the date on which the alteration is made, or in any way increases his liability as at that date to contribute to the share capital of, or otherwise to pay money to, the Company (unless the member agrees in writing, either before or after the alteration is made, to be bound thereby).

            (xxiv) Based solely on a search of the Register of Charges, maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981, conducted at the place identified in such opinion on the date identified in such opinion, there are no registered charges registered against the Company or Platinum Bermuda.

            (xxv) Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at the place identified in such opinion on the date identified in such opinion, there are no judgments, nor legal or governmental proceedings pending in Bermuda to which either of the Company or Platinum Bermuda is a party.

            (xxvi) None of the Underwriter, St. Paul and Fire and Marine will be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and enforcement of this Agreement or the Jurisdiction Agreement.

            (xxvii) The Underwriter has standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of this Agreement or the Jurisdiction Agreement. It is not necessary or advisable in order for the Underwriter to enforce its rights under this Agreement or the Jurisdiction Agreement, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda.

            (xxviii) The Company and Platinum Bermuda have been designated as non-resident for the purposes of the Exchange Control Act, 1972 and as such are free to acquire, hold and sell foreign currency and securities. No currency exchange control laws or withholding taxes of Bermuda apply to the payment of dividends (a) on the Common Shares by the Company or (b) by Platinum Bermuda to the Company, except in each case as described in or contemplated by the Prospectus; and Platinum Bermuda is not currently prohibited by any Bermuda law or governmental authority, directly or indirectly, from paying any dividends to the Company, from making any other distributions on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as contemplated by the Prospectus.

            (xxix) Neither the Company nor Platinum Bermuda is entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings to enforce this Agreement or the Jurisdiction Agreement in respect of itself or its property.

            (xxx) The procedure for the service of process on the Company through C.T. Corporation System in New York, New York, United States of America, acting as agent for the Company, as set out in Section 1(y) of this Agreement and in the Jurisdiction Agreement, would be effective, in so far as Bermuda law is concerned, to constitute valid service of the proceedings on the Company.

      (e) Slaughter & May, outside U.K. counsel for the Company, shall have furnished to you their written opinion or opinions (a draft of such opinion or opinions attached as Annex II(c) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) Platinum UK is a validly existing limited liability company duly incorporated under the laws of England and registered in England and has power and authority under its Memorandum of Association to own leasehold property and conduct its business as described in the Prospectus.

            (ii) Platinum Ireland is the duly registered holder of one hundred million (100,000,000) ordinary shares of one pound each in Platinum UK and such shares are all of the issued shares of Platinum UK and all such shares have been duly and validly authorized and issued.

            (iii) The statements set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 under the caption "Business--Our Business --

      Regulation--U.K. Regulation," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair.

            Such counsel shall also furnish to you its written opinion that the discussions set forth under each of the headings "The United Kingdom" and "United Kingdom Taxation" in the section entitled "Certain Tax Considerations" in the Prospectus, insofar as they relate to United Kingdom tax law and Inland Revenue practice, are a fair summary of the material United Kingdom tax laws and Inland Revenue practices referred to therein.

      (f) A&L Goodbody, outside Irish counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) Platinum Ireland has been duly incorporated under the laws of Ireland. Based only on searches carried out in the Irish Companies Office and the Central Office of the High Court on the date identified in such opinion Platinum Ireland is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up and Platinum Ireland has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact its business in Ireland.

            (ii) All of the issued shares of Platinum Ireland have been duly and validly authorized and issued, are fully paid and are not subject to calls for any additional payments. Ten thousand (10,000) shares have been issued, nine thousand, nine hundred and ninety nine (9,999) registered in the name of the Company and one registered in the name of Platinum Bermuda. To the best of such counsel's knowledge, based on a Certificate of Gregory E.A. Morrison, all the issued shares are free and clear of all liens, encumbrances, equities or claims.

            (iii) Based only on the Certificate of Gregory E.A. Morrison and searches carried out in the Central Office of the High Court, such counsel does not know of any legal or governmental proceedings pending or threatened in Ireland to which Platinum Ireland is a party or to which any of the properties of Platinum Ireland is subject.

            (iv) Based on the Certificate of Gregory E.A. Morrison, there is no indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Platinum Ireland is a party or by which Platinum Ireland is bound or to which any of the property or assets of Platinum Ireland is subject, nor is such counsel actually aware of any such agreement referred to in this paragraph.

            (v) Based only on the Certificate of Gregory E.A. Morrison, Platinum Ireland is not in violation of its Memorandum or Articles of Association.

            (vi) Based only on the descriptions in the Prospectus, Platinum Ireland is not required under Irish law to obtain any consent, approval, authorization or order of, or make any filing with, any governmental agency or body or any court in Ireland to conduct its business, pay any dividends or consummate the transactions contemplated by the Underwriting Agreement and the Jurisdiction Agreement.

            (vii) Based only on the Certificate of Gregory E.A. Morrison, Platinum Ireland has not received any notification from any insurance regulatory authority or other governmental authority to the effect that any authorization (not already held by Platinum Ireland), approval, order, consent, certificate, permit, registration or qualification is needed to be obtained for Platinum Ireland to conduct its business as described in the Prospectus or to pay any dividends.

            (viii) Based only on the descriptions in the Prospectus, the sale of the Shares by Fire and Marine and the compliance by the Company, St. Paul and Fire and Marine with all of the provisions of this Agreement and the Jurisdiction Agreement, as applicable, and the consummation of the transactions herein and therein contemplated will not result in any violation of the Memorandum and Articles of Association of Platinum Ireland, any Irish statute, any rule or regulation of any governmental agency or body of Ireland having general application, or based only on the Certificate of Gregory E.A. Morrison and searches carried out in the Central Office of the High Court on the date identified in such counsel's opinion, any order of any court of Ireland.

            (ix) The statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 under the caption "Business -- Our Business -- Regulation -- Ireland Regulation" and in the Prospectus under the caption "Certain Tax Considerations -- Taxation of the Company, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland -- Ireland" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the requirements of Irish law with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

            (x) Based only on the Certificate of Gregory E.A. Morrison and searches carried out in the Irish Companies Office, Platinum Ireland has filed all statutory financial returns, reports, documents and other information required to be filed under Irish law and Platinum Ireland maintains its books and registers required by the Companies Acts 1963 to 2003 of Ireland in accordance with those Acts.

      (g) Bruce A. Backberg, Esq., Senior Vice President and Corporate Secretary of St. Paul, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(e) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) St. Paul has been duly incorporated and is an existing corporation in the State of Minnesota, with corporate power and authority to consummate the transactions contemplated herein.

            (ii) Each of this Agreement and the Jurisdiction Agreement has been duly authorized, executed and delivered by each of St. Paul and Fire and Marine.

            (iii) Fire and Marine is a direct or indirect wholly-owned subsidiary of St. Paul and Fire and Marine and has been duly incorporated and is an existing corporation in the State of Minnesota, with corporate power and authority to consummate the transactions contemplated herein.

            (iv) The sale of the Shares by Fire and Marine hereunder and the compliance by each of St. Paul and Fire and Marine with the provisions of each of this Agreement, and the Jurisdiction Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which St. Paul or Fire and Marine is a party or by which St. Paul or Fire and Marine is bound or to which any of the property or assets of St. Paul or Fire and Marine is subject, (ii) the provisions of St. Paul's Restated Articles of Incorporation, as amended, or By-laws, as amended, or the provisions of the certificate of incorporation or by-laws of Fire and Marine, or (iii) any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over St. Paul or Fire and Marine or the property of St. Paul or Fire and Marine other than, in the case of clause (i) and (iii), such conflicts, breaches, violations, defaults and termination rights which (A) would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of St. Paul and its subsidiaries, taken as a whole, or Fire and Marine and its subsidiaries, taken as a whole, (B) would not affect the due authorization and valid issuance of the Shares; or (C) would not adversely affect the consummation of the transactions contemplated hereunder.

            (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement or the Jurisdiction Agreement in connection with the sale of the Shares to be sold by Fire and Marine hereunder, except such as have been obtained under the Act and such a may be required under state securities law or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriter.

            (vi) Immediately prior to the Time of Delivery, Fire and Marine, had valid title to the Shares to be sold at the Time of Delivery, free and clear of all liens, encumbrances, equities and claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by Fire and Marine hereunder.

            (vii) The delivery of such Shares will pass to the Underwriter all rights that Fire and Marine has in such Shares, free of any adverse claims as such term is used in Section 8-102 of the Uniform Commercial Code as currently in effect in the State of New York.

            Such counsel may state that his opinion is solely for the benefit of the several Underwriter and may not be relied upon by any other person.

      (h) Michael E. Lombardozzi, Executive Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(f) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company and of public officials, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

            (ii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (iii) The sale by Fire and Marine of the Shares pursuant to and in the manner contemplated by this Agreement and the compliance by the Company with all of the provisions of this Agreement and the Jurisdiction Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, any of the Filed Agreements or under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than such conflicts, breaches, violations, defaults and termination rights which (A) would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, (B) would not affect the due authorization and valid issuance of the Shares; or (C) would not adversely affect the consummation of the transactions contemplated hereby;

            (iv) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is (A) in violation of its bye-laws, its memorandum of association, its certificate of incorporation or any of its other organizational documents or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any of the Filed Agreements or in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than such defaults which would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

            (v) Platinum US is duly licensed as an insurer or reinsurer, as the case may be, under the Insurance Laws of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Company and its subsidiaries to be so licensed would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholder's equity or results of operations of the Company and its subsidiaries, taken as a whole. Platinum US has made all required filings under applicable Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholder's equity or results of operations of the Company and its subsidiaries, taken as a whole. Platinum US has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct its business as described in the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholder's equity or results of operations of the Company and its subsidiaries, taken as a whole. To such counsel's knowledge, Platinum US has not received any notification from any insurance regulatory authority or other governmental authority in the United States, Ireland, the United Kingdom, Bermuda or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by Platinum US; and, to such counsel's knowledge, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by Platinum US to its parent;

            (vi) Although such counsel does not assume any responsibility for the accuracy or completeness of the statements contained in any of the documents incorporated by reference in the Registration Statement which were filed under the Exchange Act, such counsel has no reason to believe that such documents, as of their respective dates (in each case, other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

            (vii) Although such counsel does not assume any responsibility for the accuracy, or completeness of the statements contained in the Registration Statement or the Prospectus, such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the date and time of delivery of such Counsel's written opinion (other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the date and time of delivery of such Counsel's written opinion (other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date and time of delivery of such Counsel's written opinion, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such date and time (other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In giving such opinion, such counsel may state that with respect to all matters of United States federal and New York law he has relied upon the opinions of United States counsel for the Company delivered pursuant to paragraph (c) of this Section 9.

      (i) Funk & Bolton, P.A., outside Maryland insurance regulatory counsel for the Company, shall have furnished to you such written opinion or opinions (a draft of such opinion or opinions are attached as Annex II(g) hereto) dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) The summaries of the provisions of the insurance laws of the State of Maryland made in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 under the caption "Business -- Our Business -- Regulation -- U.S. Regulation" are true and complete in all material respects. Such counsel may state that they do not assume any responsibility for the accuracy or completeness of the statements made in the Registration Statement, the Company's Report on From 10-K for the fiscal year ended December 31, 2003, the Prospectus or any of the documents incorporated therein by reference which were filed under the Exchange Act, except for the summaries of the provisions of the insurance laws of the State of Maryland made under the caption "Business -- Our Business -- Regulation -- U.S. Regulation" in the Company's Annual Report on From 10-K for the fiscal year ended December 31, 2003.

      (j) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, KPMG, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex I(b) hereto);

      (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock, capital or surplus or long-term debt of the Company (other than upon exercise of director or employee options in the ordinary course of business pursuant to an employee plan of the Company) or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

      (l) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or the Company's financial strength or claims paying ability by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or the Company's financial strength or claims paying ability;

      (m) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities in New York or London declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom;
(iv) a change or development involving a prospective change in Bermuda taxation affecting the Company or the Shares or the transfer thereof; (v) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Bermuda or the declaration by the United States, the United Kingdom or Bermuda of a national emergency or war or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the United Kingdom, Bermuda or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

      (n) The Shares to be sold at the Time of Delivery shall have been duly listed on the Exchange;

      (o) (i) The Company has obtained and delivered to the Underwriter executed copies of an agreement from each of the Company's executive officers and directors substantially to the effect set forth in Section 6(e) hereof in form and substance satisfactory to you; and (ii) at the request of the Underwriter, the Company has obtained and delivered to the Underwriter an executed copy of an agreement from RenaissanceRe Holdings, Ltd., a Bermuda company, substantially to the effect set forth in Section 6(e) hereof in form and substance satisfactory to you, provided, however, that such agreement shall be effective during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus.

      (p) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

      (q) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (k) of this Section 9 and as to such other matters as you may reasonably request;

      (r) Fire and Marine shall have delivered to the Underwriter a certificate described in Treasury Regulation section 1.1445-2(b)(2); and

      (s) St. Paul shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of St. Paul reasonably satisfactory to you as to the accuracy of the representations and warranties of St. Paul herein at and as of the Time of Delivery, as to the performance by St. Paul and Fire and Marine of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery and as to such other matters as you may reasonably request.

      10. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

      (b) St. Paul will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by St. Paul or Fire and Marine expressly for use therein; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the aggregate liability of St. Paul pursuant to this subsection
(b) shall not exceed the total net proceeds received by Fire and Marine from the sale of the Shares sold under this Agreement.

      (c) The Underwriter will indemnify and hold harmless the Company and St. Paul against any losses, claims, damages or liabilities to which the Company or St. Paul, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company and St. Paul for any legal or other expenses reasonably incurred by the Company or St. Paul, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

      (d) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, St. Paul and Fire and Marine on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, St. Paul and Fire and Marine on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, St. Paul and Fire and Marine on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by St. Paul and Fire and Marine, bear to the difference between the gross proceeds received by the Underwriters from the offering of the Shares and the total net proceeds (before deducting expenses) received by St. Paul and Fire and Marine. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, St. Paul or Fire and Marine on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, St. Paul, Fire and Marine and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) St. Paul shall not be required to contribute any amount in excess of the total net proceeds received by Fire and Marine from the sale of the Shares sold under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (f) The obligations of the Company, St. Paul and Fire and Marine under this Section 10 shall be in addition to any liability which the Company, St. Paul and Fire and Marine may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this
Section 10 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, St. Paul and Fire and Marine (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

      11. The respective indemnities, agreements, representations, warranties and other statements of the Company, St. Paul, Fire and Marine and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter, or any officer or director or controlling person of the Underwriter, the Company, St. Paul or Fire and Marine, or any officer or director or controlling person of the Company, St. Paul or Fire and Marine, and shall survive delivery of and payment for the Shares.

      12. If this Agreement shall be terminated pursuant to any of the provisions hereof or if for any other reason any Shares are not delivered by or on behalf of Fire and Marine as provided herein, St. Paul will reimburse the Underwriter for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, St. Paul and Fire and Marine shall then be under no further liability to the Underwriter except as provided in Sections 8 and 10 hereof.

      13. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in currency (the "judgment currency") other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the "Indemnitee") against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of the Company and St. Paul and the Underwriter and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

      14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281,
Attention: Equity Capital Markets; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to St. Paul or to Fire and Marine shall be delivered to The St. Paul Travelers Companies, Inc., 385

Washington Street, St. Paul, Minnesota 55102, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, St. Paul and Fire and Marine and, to the extent provided in Sections 10 and 11 hereof, the officers and directors of the Company, St. Paul and Fire and Marine and each person who controls the Company, St. Paul, Fire and Marine or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules of such state.

      18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      19. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriter imposing any limitation of any kind.

                                                                          539907

                            [SIGNATURE PAGE FOLLOWS]

      If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company, St. Paul and Fire and Marine.

                                     Very truly yours,

                                     PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                     By:  /s/ Gregory E. A. Morrison
                                         ---------------------------------------
                                         Name:  Gregory E. A. Morrison
                                         Title: President and C.E.O.


                                     THE ST. PAUL TRAVELERS COMPANIES, INC.

                                     By:  Samuel Liss
                                          --------------------------------------
                                         Name: Samuel Liss
                                         Title: Executive Vice President
                                                 Business Development

                                     ST. PAUL FIRE AND MARINE INSURANCE COMPANY

                                     By:  /s/ Samuel Liss
                                          --------------------------------------
                                         Name: Samuel Liss
                                         Title: Executive Vice President
                                                 Business Development

Accepted as of the date hereof:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED

BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED

By:     /s/ William J. Egan
     ----------------------------------------
      Name: William J. Egan
      Title: Managing Director

                                                                         ANNEX I

                             FORM OF COMFORT LETTER

      Pursuant to Section 9(i) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriter to the effect that:

            (i) They are independent certified public accountants with respect to the Company, Predecessor and their respective subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

            (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company and Predecessor for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the Underwriter;

            (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Underwriter; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

            (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the year ended December 31, 2003 and the period ended December 31, 2002 and with respect to the results of operations of Predecessor for the period January 1, 2002 through November 1, 2002 and for the years ended December 31, 2001, 2000 and 1999 included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such fiscal years and periods of the Company and such five fiscal years of Predecessor as applicable, which were included or incorporated by reference in the Annual Reports on Form 10-K for the Company or for Predecessor, as applicable, for such fiscal years;

            (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

                  (B) any other unaudited income statement data and balance
            sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                  (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                  (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                  (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated shares (other than issuances of shares upon exercise of options and share appreciation rights and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus), capital or surplus or any increase in the consolidated debt obligations of the Company and its subsidiaries, or any decreases in consolidated total assets or shareholders' equity or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (F) for the period from the date of the latest financial
            statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or the total or per share amounts of consolidated net income or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriter, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (vi) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriter, which are derived from the general accounting records of the Company, Predecessor and their respective subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriter, or in documents incorporated by reference in the Prospectus specified by the Underwriter, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company, Predecessor and their respective subsidiaries and have found them to be in agreement.

                                   SCHEDULE I

FILED AGREEMENTS TO WHICH PLATINUM UNDERWRITERS HOLDINGS, LTD., A BERMUDA
COMPANY (THE "COMPANY"), IS A PARTY                                                                   GOVERNING LAW
-----------------------------------                                                                   -------------
     -      Formation and Separation Agreement, dated as of October 28, 2002
            (the "Formation and Separation Agreement"), between the Company                            New York
            and St. Paul (as defined herein).

     -      Master Services Agreement, dated November 1, 2002 (the "Master Services                    New York
            Agreement"), as amended by that certain Letter Agreement dated June
            30, between the Company and St. Paul.

     -      Registration Rights Agreement, dated November 1, 2002 (the "Registration                   New York
            Rights Agreement"), between the Company and St. Paul.

     -      Option Agreement, dated November 1, 2002 (the "St. Paul Option                             New York
            Agreement"), between the Company and St. Paul.

     -      Option Agreement, dated November 1, 2002 (the "Fire and Marine
            Option Agreement"), between the Company, St. Paul and Fire                                 New York
            & Marine (as defined herein).

     -      Option Agreement, dated November 1, 2002 (the "St. Paul Re UK Option                       New York
            Agreement"), between the Company, St. Paul and St. Paul Re UK (as
            Defined herein.)

     -      Purchase Contract Agreement, dated as of November 1, 2002, between
            the Company and JPMorgan Chase Bank, as Purchase Contract Agent.                           New York

     -      Indenture, dated October 10, 2002 (the "Base Indenture"), among the
            Company, Platinum Finance (as defined herein) and JPMorgan
            Chase Bank, as Trustee.                                                                    New York

     -      First Supplemental Indenture, dated November 1, 2002 (the
            "Supplemental Indenture"), among the Company, Platinum                                     New York
            Finance and JPMorgan Chase Bank as Trustee.

     -      Pledge Agreement, dated as of November 1, 2002 (the "Pledge
            Agreement"), among the Company, State Street Bank and Trust Company,                       New York
            as Collateral Agent, Custodial Agent and Securities
            Intermediary, and JPMorgan Chase Bank, as Purchase Contract Agent.

     -      Investment Agreement, dated September 20, 2002, as amended (the
            "RenRe Investment Agreement"), among the Company, St. Paul and                             New York
            RenRe (as defined herein).

     -      Transfer Restrictions, Registration Rights and Standstill Agreement,
            dated November 1, 2002 (the "Transfer Restrictions, Registration                           New York
            Rights and Standstill Agreement"), between the Company and RenRe.


     -      Option Agreement, dated November 1, 2002 (the "RenRe Option New York
            Agreement"), between the Company and RenRe.

     -      Services and Capacity Reservation Agreement, dated as of November 1,                       New York
            2002 (the "Services and Capacity Reservation Agreement"),  between the Company and RenRe.

     -      Guaranty dated as of December 31, 2003 (the "US Guaranty") between the
            Company, as Guarantor, and Platinum US (as defined herein).                                New York

     -      Guarantee dated as of December 31, 2003 (the "UK Guarantee") between the
            Company, as Guarantor, and Platinum UK (as defined herein).                            England and Wales


FILED AGREEMENTS TO WHICH PLATINUM UNDERWRITERS FINANCE, INC., A DELAWARE CORPORATION
("PLATINUM FINANCE"), IS A PARTY                                                                      GOVERNING LAW

     -      Base Indenture                                                                               New York

     -      Supplemental Indenture                                                                       New York

FILED AGREEMENTS TO WHICH PLATINUM UNDERWRITERS REINSURANCE INC., A MARYLAND
DOMICILED INSURANCE COMPANY ("PLATINUM US"), IS A PARTY                                               GOVERNING LAW

     -      Employee Benefits and Compensation Matters Agreement, dated November 1,
            2002 (the "Employee Matters Agreement"), between St. Paul                                    New York
            and Platinum US.

     -      Run-off Services Agreement, dated November 1, 2002 (the "US Run-Off
            Services Agreement"), between Platinum US, Mountain Ridge (as                                New York
            defined herein) and Fire & Marine.

     -      Underwriting Management Agreement, dated November 1, 2002 (the "US
            Underwriting Agreement"), between Platinum US and Fire &                                     New York
            Marine.

     -      100% Quota Share Retrocession Agreement (Traditional), dated November 1,
            2002 (the "US Quota Share Traditional"), between                                            Minnesota
            Platinum US and Fire & Marine.

     -      100% Quota Share Retrocession Agreement (Non-Traditional - D-1),
            dated as of the First Time of Delivery (the "US Quota Share                                  Vermont
            Non-Traditional D-1"), between Platinum US and Mountain Ridge.

     -      100% Quota Share Retrocession Agreement (Non-Traditional - A), dated
            November 1, 2002 (the "US Quota Share Non-Traditional A"),                                  Minnesota
            between Platinum US and Fire & Marine.

     -      100% Quota Share Retrocession Agreement (Non-Traditional - B-1),
            dated November 1, 2002 (the "US Quota Share Non-Traditional                                 Minnesota
            B-1"), between Platinum US and Fire & Marine.

     -      100% Quota Share Retrocession Agreement (Non-Traditional - B-2),
            dated November 1, 2002 (the "US Quota Share Non-Traditional                                 Minnesota
            B-2"), between Platinum US and Fire & Marine.

     -      100% Quota Share Retrocession Agreement (Non-Traditional - C), dated
            November 1, 2002 (the "US Quota Share Non-Traditional C"),                                  Minnesota
            between Platinum US and Fire & Marine.

     -      100% Quota Share Retrocession Agreement (Non-Traditional - D
            Stop Loss), dated as of the First Time of Delivery (the "US Quota                            Vermont
            Share Non-Traditional D Stop Loss"), between Platinum US and
            Mountain Ridge.


     -      100% Quota Share Retrocession Agreement (Non-Traditional - D Spread
            Loss), dated November 1, 2002 (the "US Quota Share                                          Minnesota
            Non-Traditional D Spread Loss"), between Platinum US and Fire & Marine.

     -      100% Quota Share Retrocession Agreement (Non-Traditional - D-3),
            dated November 1, 2002 (the "US Quota Share Non-Traditional                                 Minnesota
            D-3"), between Platinum US and Fire & Marine.

     -      100% Quota Share Retrocession Agreement (Non-Traditional - D-4),
            dated November 1, 2002 (the "US Quota Share Non-Traditional                                 Minnesota
            D-4"), between Platinum US and Fire & Marine.

     -      100% Quota Share Retrocession Agreement (Non-Traditional - E),
            dated November 1, 2002 (the "US Quota Share Non-Traditional E"),                            Minnesota
            between Platinum US and Fire & Marine.


     -      100% Quota Share Retrocession Agreement (Traditional), dated
            November 1, 2002 (the "UK Quota Share Traditional"), between                                 England
            Platinum US and St. Paul Re UK.

     -      100% Quota Share Retrocession Agreement (Non-Traditional - A),
            dated November 1, 2002 (the "UK Quota Share Non-Traditional A"),                             England
            between Platinum US and St. Paul Re UK.

     -      100% Quota Share Retrocession Agreement (Non-Traditional - B-1),
            dated November 1, 2002 (the "UK Quota Share Non-Traditional                                  England
            B-1"), between Platinum US and St. Paul Re UK.

     -      Revised and Amended Trust Agreement, dated November 1, 2002, as
            amended December 12, 2002 (the "Fire and Marine Trust                                     Massachusetts
            Agreement"), among Platinum US, Fire and Marine and the Trustee
            Bank named therein.

     -      Revised and Amended Trust Agreement, dated as of November 1, 2002
            and amended as of December 12, 2002 (the "Mountain Ridge Trust                            Massachusetts
            Agreement"), among Platinum US, Mountain Ridge and the Trustee
            Bank named therein.

     -      Discretionary Investment Advisory Agreement dated November 4, 2002,
            between Platinum US and Alliance Capital Management L.P.                                    New York

     -      Discretionary Investment Advisory Agreement dated November 4, 2002,
            by and among Platinum US and Alliance Capital Management L.P.                               New York

     -      Trust Agreement effective as of January 1, 2003 (the "Bermuda Trust
            Agreement") among Platinum Bermuda (as defined herein),                                   Massachusetts
            Platinum US and State Street Bank and Trust Company.

     -      Quota Share Retrocession Agreement (the "US/Bermuda Quota Share
            Agreement") by and between Platinum Bermuda and Platinum US dated                           New York
            as of May 13, 2003, as amended by that certain Addendum
            dated as of December 31, 2003.

     -      Aggregate Excess of Loss Retrocession Agreement, dated June 11, 2003
            (the "Excess of Loss Agreement"), between Platinum US and                                    Vermont
            Mountain Ridge.

     -      Commutation and Release Agreement, dated June 11, 2003 ("Commutation
            and Release") between Platinum US and Mountain Ridge.                                        New York

     -      Referral Agreement between Platinum US and Renaissance Underwriting
            Managers Ltd.                                                                                New York

     -      Novation and Transfer Agreement for the Multi-Line Excess of Loss
            Reinsurance Agreement, dated September 16, 2003 (the "Wisconsin                              New York
            Mutual Multi-Line Novation Agreement"), among Platinum US, Fire &
            Marine and Wisconsin Mutual Insurance Company, effective as of
            January 1, 2003.

     -      Novation and Transfer Agreement for the Casualty Excess of Loss
            Reinsurance Agreement, dated September 16, 2003 (the "Casualty                               New York
            Novation Agreement"), among Platinum US, Fire & Marine and
            Wisconsin Mutual Insurance Company, effective as of January 1, 2003.

     -      Novation and Transfer Agreement for the First Property Catastrophe
            Excess of Loss Reinsurance Agreement, dated September 16, 2003 (the
            "First Property Catastrophe Novation Agreement"), among                                      New York
            Platinum US, Fire & Marine and Wisconsin Mutual Insurance Company,
            effective as of January 1, 2003.


     -      Novation and Transfer Agreement for the Second Property Catastrophe
            Excess of Loss Reinsurance Agreement, dated September 16,                                    New York
            2003 (the "Second Property Catastrophe Novation Agreement"), among
            Platinum US, Fire & Marine and Wisconsin Mutual Insurance Company,
            effective as of January 1, 2003.

     -      Novation and Transfer Agreement for the Third Property Catastrophe
            Excess of Loss Reinsurance Agreement, dated September 16, 2003 (the
            "Third Property Catastrophe Novation Agreement"), among                                      New York
            Platinum US, Fire & Marine and Wisconsin Mutual Insurance Company,
            effective as of January 1, 2003.

     -      Novation and Transfer Agreement for the Casualty Clash Excess of Loss
            reinsurance contract among Platinum US, Fire & Marine and                                   New York
            Crusader Insurance Company, effective as of January 1, 2003 (the
            "Casualty Clash Novation Agreement").

     -      Novation and Transfer Agreement for the Property Clash Excess of
            Loss reinsurance contract among Platinum US, Fire & Marine and                              New York
            Crusader Insurance Company, effective as of January 1, 2003 (the
            "Property Clash Novation Agreement").

     -      Novation and Transfer Agreement for the Multi Line Excess of Loss
            reinsurance contract among Platinum US, St. Paul Fire & Marine Insurance
            Company and Crusader Insurance Company, effective as                                        New York
            of January 1, 2003 (the "Crusader Multi-Line Novation Agreement").

     -      Indexed Warranty Excess of Loss Reinsurance Contract, effective
            June 11, 2003, between Renaissance Reinsurance Ltd. And Platinum                            Bermuda
            US.

     -      Combined Catastrophe Excess of Loss Reinsurance Contract effective
            January 1, 2003 for the Alfa Insurance Group.

     - Addendum No. 6 to the Interests and Liabilities Agreement with respect to the Combined Catastrophe Excess of Loss Reinsurance
            Contract between members of the Alfa Insurance Group, Fire & Marine and Platinum US (the "Alfa Addendum").

     -      US Guaranty                                                                                  New York

     -      Excess of Loss Retrocession Agreement dated as of April 15, 2004
            between Platinum UK and Platinum US (the "Excess of Loss                                     England
            Retrocession Agreement").

     -      Novation and Transfer Agreement for the Property Catastrophe Excess
            of Loss Reinsurance Agreement, dated February 19, 2004, among                               New York
            Platinum US, Fire & Marine and Germantown Mutual Insurance Company,
            effective as of January 1, 2003 (the "Property Catastrophe
            Novation Agreement").

     -      Novation and Transfer Agreement for the Workers' Compensation and
            Employer's Liability Excess of Loss Reinsurance Agreement,                                   New York
            dated February 19, 2004, among Platinum US, Fire & Marine and
            Germantown Mutual Insurance Company, effective as of January 1, 2003
            (the "Workers'Compensation Excess of Loss Novation Agreement").

     -      Novation and Transfer Agreement for the Property Per Risk Excess of                          New York
            Loss

            Reinsurance Agreement, dated February 19, 2004, among
            Platinum US, Fire & Marine and Germantown Mutual Insurance Company, effective as of January 1, 2003 (the "Property Per Risk
            Novation Agreement").

     -      Novation and Transfer Agreement for the Casualty Excess of Loss
            Reinsurance Agreement, dated February 19, 2004, among Platinum                              New York
            US, Fire & Marine and Germantown Mutual Insurance Company,
            effective as of January 1, 2003 (the "Germantown Casualty Novation
            Agreement").

     -      Property Catastrophe Excess of Loss Reinsurance Contract dated
            September 10, 2003 between the Glencoe Group of Companies and                               New York
            Platinum US (15% participation)

     -      Property Catastrophe Excess of Loss Reinsurance Contract dated
            September 10, 2003 between the Glencoe Group of Companies and                               New York
            Platinum US (5% participation).


FILED AGREEMENTS TO WHICH PLATINUM RE (UK) LIMITED, A LIMITED LIABILITY COMPANY
INCORPORATED UNDER THE LAWS OF ENGLAND ("PLATINUM UK"), IS A PARTY                                    GOVERNING LAW
     -      U.K. Master Services Agreement, dated November 1, 2002 (the "UK
            Master Services Agreement"), as amended by that certain Addendum                             England
            dated December 10, 2003, between St. Paul Re UK and Platinum
            UK.

     -      U.K. Run-off Services Agreement, dated November 1, 2002 (the "UK
            Run-Off Services Agreement"), between St. Paul Re UK and                                     England
            Platinum UK.

     -      U.K. Underwriting Agency and Underwriting Management Agreement,
            dated November 1, 2002 (the "UK Underwriting Agreement"), between                            England
            Platinum UK and St. Paul Re UK.

     -      U.K. Business Transfer Agreement, dated November 1, 2002 (the "UK
            Business Transfer Agreement"), between Platinum UK, St. Paul Re                              England
            UK and St. Paul Management Limited.

     -      Quota Share Retrocession Agreement dated November 26, 2002 (the "
            UK/Bermuda Quota Share Agreement"), between Platinum Bermuda and                          Massachusetts
            Platinum UK.

     -      Security Agreement dated as of November 26, 2002 (the "Security
            Agreement"), between Platinum Bermuda and Platinum UK.                                    Massachusetts

     -      Control Agreement dated as of November 26, 2002 (the "Control Agreement"),
            by and among Platinum Bermuda, Platinum UK and State Street Bank                             New York
            and Trust Company.

     -      Alliance Capital Management L.P. Discretionary Investment Advisory
            Agreement dated as of November 26, 2002 (the "Investment
            Advisory Agreement"), with Platinum Bermuda and Platinum UK.

     -      UK Guarantee                                                                            England and Wales

     -      Excess of Loss Retrocession Agreement                                                        England

     - Addendum No. 1 effective January 1, 2004, to the Security Agreement dated as of November 26, 2002, between Platinum Bermuda and Platinum UK (the "Security Agreement Addendum").

     -      Quota Share Retrocession Agreement dated as of March 27,2003 between
            Platinum UK and Platinum Bermuda (the "UK/Bermuda Quota                                      England
            Share Agreement II").

FILED AGREEMENTS TO WHICH PLATINUM UNDERWRITERS BERMUDA, LTD., A BERMUDA COMPANY
"PLATINUM BERMUDA"), IS A PARTY                                                                       GOVERNING LAW
     -      Bermuda Trust Agreement                                                                   Massachusetts

     -      US/Bermuda Quota Share Agreement                                                             New York

     -      UK/Bermuda Quota Share Agreement                                                          Massachusetts

     -      Security Agreement                                                                        Massachusetts

     -      Control Agreement                                                                         Massachusetts

     -      Investment Advisory Agreement                                                                New York

     -      Referral Agreement between Platinum Bermuda and Renaissance
            Underwriting Managers Ltd.                                                                   Bermuda

     -      Security Agreement Addendum

     -      UK/Bermuda Quota Share Agreement II                                                          England

     -      Quota Share Agreement Addendum No. 1

     -      Quota Share Agreement Addendum No. 2


FILED AGREEMENTS TO WHICH THE ST. PAUL COMPANIES INC., A MINNESOTA CORPORATION
("ST. PAUL"), IS A PARTY                                                                              GOVERNING LAW
     -      Formation and Separation Agreement                                                           New York

     -      Employee Matters Agreement                                                                   New York

     -      Master Services Agreement                                                                    New York

     -      Registration Rights Agreement                                                                New York

     -      St. Paul Option Agreement                                                                    New York

     -      Fire and Marine Option Agreement                                                             New York

     -      St. Paul Re UK Option Agreement                                                              New York

     -      RenRe Investment Agreement                                                                   New York

FILED AGREEMENTS TO WHICH ST. PAUL FIRE AND MARINE INSURANCE COMPANY, A MINNESOTA
 DOMICILED INSURANCE COMPANY ("FIRE & MARINE"), IS A PARTY                                            GOVERNING LAW
     -      US Run-Off Services Agreement                                                                New York

     -      US Underwriting Agreement                                                                    New York

     -      US Quota Share Traditional                                                                  Minnesota

     -      US Quota Share Non-Traditional A                                                            Minnesota

     -      US Quota Share Non-Traditional B-1                                                          Minnesota

     -      US Quota Share Non-Traditional B-2                                                          Minnesota

     -      US Quota Share Non-Traditional C                                                            Minnesota

     -      US Quota Share Non-Traditional D Spread Loss                                                Minnesota



     -      US Quota Share Non-Traditional D-3                                                          Minnesota

     -      US Quota Share Non-Traditional D-4                                                          Minnesota

     -      US Quota Share Non-Traditional E                                                            Minnesota

     -      Fire and Marine Trust Agreement                                                             Maryland

     -      Fire and Marine Option Agreement                                                            New York

     -      Wisconsin Mutual Multi-Line Novation Agreement                                              New York

     -      Casualty Novation Agreement                                                                 New York

     -      First Property Catastrophe Novation Agreement                                               New York

     -      Second Property Catastrophe Novation Agreement                                              New York

     -      Third Property Catastrophe Novation Agreement                                               New York

     -      Casualty Clash Novation Agreement                                                           New York

     -      Property Clash Novation Agreement                                                           New York

     -      Crusader Multi-Line Novation Agreement                                                      New York

     -      Alfa Addendum

     -      Property Catastrophe Novation Agreement                                                     New York

     -      Workers' Compensation Excess of Loss Novation Agreement                                     New York

     -      Property Per Risk Novation Agreement                                                        New York

     -      Germantown Casualty Novation Agreement                                                      New York


FILED AGREEMENTS TO WHICH MOUNTAIN RIDGE INSURANCE COMPANY, A VERMONT DOMICILED INSURANCE
COMPANY ("MOUNTAIN RIDGE"), IS A PARTY                                                                GOVERNING LAW
     -      US Quota Share Non-Traditional D-1                                                          Vermont

     -      US Quota Share Non-Traditional D Stop Loss                                                  Vermont

     -      Mountain Ridge Trust Agreement                                                              Maryland

     -      Excess of Loss Agreement                                                                    Vermont

     -      Commutation and Release                                                                     New York



FILED AGREEMENTS TO WHICH ST. PAUL REINSURANCE COMPANY LIMITED, A LIMITED LIABILITY
COMPANY INCORPORATED UNDER THE LAWS OF ENGLAND ("ST. PAUL RE UK"), IS A PARTY                         GOVERNING LAW
     -      UK Quota Share Traditional                                                                  England

     -      UK Quota Share Non-Traditional A                                                            England

     -      UK Quota Share Non-Traditional B-1                                                          England

     -      UK Master Services Agreement                                                                England

     -      UK Run-Off Services Agreement                                                               England

     -      UK Underwriting Agreement                                                                   England

     -      UK Business Transfer Agreement                                                              England

     -      Intra-Group Asset Transfer Agreement, dated as of November 1, 2002,
            between St. Paul Re UK and SPML (as defined herein) (the "UK                                England
            Inter-Company Asset Transfer Agreement").

     -      Letter agreement, dated as of November 1, 2002, between St. Paul
            Re UK and SPML regarding services to be provided under the UK                               England
            Master Services Agreement ("UK Letter Agreement").

     -      St. Paul Re UK Option Agreement                                                             New York


FILED AGREEMENTS TO WHICH ST. PAUL MANAGEMENT LIMITED, A LIMITED LIABILITY COMPANY
INCORPORATED UNDER THE LAWS OF ENGLAND ("SPML"), IS A PARTY                                           GOVERNING LAW
     -      UK Inter-company Asset Transfer Agreement                                                     England

     -      UK Letter Agreement                                                                           England

     -      UK Business Transfer Agreement                                                                England


FILED AGREEMENTS TO WHICH RENAISSANCERE HOLDINGS, LTD., A BERMUDA COMPANY
("RENRE"), IS A PARTY                                                                                 GOVERNING LAW
     -      RenRe Investment Agreement                                                                   New York

     -      Transfer Restrictions and Registration Rights Agreement                                      New York

     -      RenRe Option Agreement                                                                       New York

     -      Services and Capacity Reservation Agreement                                                  New York